                                                                   EXHIBIT 3.01

                     RESTATED CERTIFICATE OF INCORPORATION
                                      -of-
                         ARISTECH CHEMICAL CORPORATION

                                    -oo0oo-

   FIRST: The name of the Corporation is Aristech Chemical Corporation (hereinafter sometimes called the "Corporation").

   This Restated Certificate of Incorporation was adopted by the Board of Directors of the Corporation on January 29, 1990, and by the sole stockholder of the Corporation on January 29, 1990, in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

   SECOND: The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

   THIRD: The nature of the business or purposes to be conducted or promoted are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

   FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 10,000 shares of Common Stock, par value $.01 per share.

   FIFTH: The following additional provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for the creation, definition, limitation and regulation of the powers of the Corporation, the directors and the stockholders:

   1. Election of directors need not be by written ballot. The Board of Directors shall have power to make, alter, amend and repeal the By-Laws of the Corporation and to fix the compensation of directors for services in any capacity.

   2. Any corporate action, with respect to which the vote of the stockholders at a meeting thereof is required or permitted by any provision of the General Corporation Law of the State of Delaware or of the Certificate of Incorporation or the By-Laws of the Corporation, is authorized to be taken and may be taken without that vote and meeting, and that vote and meeting may be dispensed with, with the written consent of the holders of not less than 90 percent of the stock that would have been entitled to vote upon that action if a meeting were held. Prompt notice shall be given to all stockholders of the taking of any corporate action pursuant to the provisions of this paragraph 2 unless that action has been consented to in writing by the holders of all of the stock that would have been entitled to vote upon that action if a meeting were held. The provisions of the


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
first sentence of this paragraph 2 may be amended by the vote of the holders of not less than 90 percent of the stock entitled to vote at meetings of the Corporation's stockholder.

   3. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

   SIXTH: The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, by reason of the fact that he, or the person whose legal representative he is, (1) is or was a stockholder, director, officer, employee or agent of the Corporation (including the incorporator thereof), or (2) is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or
(3) is or was a director, officer or employee of the Corporation serving at the request of the Corporation as a fiduciary of an employee benefit plan or trust maintained for the benefit of employees of the Corporation or employees of any such other enterprise, partnership, joint venture, trust, or other enterprise, against judgments, fines, penalties, amounts paid in settlement, and expenses, including attorneys' fees, actually and reasonably incurred by him and the person whose legal representative he is, in connection with such action, suit or proceeding, or any appeal therein, to the fullest extent permitted by law.

   Expenses which may be indemnifiable under this Section incurred in defending an action, suit or proceedings may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors upon agreement by or on behalf of the stockholder, director, officer, employee or agent, or his legal representative, to repay such amount if he is later found not entitled to be indemnified by the Corporation as authorized in this section.

   The Corporation shall not indemnify any stockholder, director, officer, employee or agent against judgments, fines, amounts paid in settlement and expenses, including attorneys' fees, to an extent greater than that authorized by this section, but the Corporation may procure insurance providing greater indemnification and may share the premium cost with any stockholder, director, officer, employee or agent on such basis as may be agreed upon.

   IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been executed this 19th day of April, 1990.

                                               ARISTECH CHEMICAL CORPORATION


                                               By: /s/ PAUL M. KAPLOW
                                               ------------------------------
                                               Paul M. Kaplow
                                               Vice President


Attestation:

/s/ DAVID F. TUTHILL
---------------------------
David F. Tuthill
Secretary


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                      CERTIFICATE OF OWNERSHIP AND MERGER
                                    MERGING
                            ACC HOLDINGS CORPORATION
                                 WITH AND INTO
                         ARISTECH CHEMICAL CORPORATION

                    (Pursuant to Sections 103 and 253 of the
                 General Corporation Law the State of Delaware)

   ACC HOLDINGS CORPORATION, a Delaware corporation ("Holdings"), does hereby certify:

   FIRST: That ARISTECH CHEMICAL CORPORATION ("Aristech") was incorporated on October 14, 1986, pursuant to the Delaware General Corporation Law (the "DGCL");

   SECOND: That Holdings owns all of the outstanding shares of Common Stock, par value $.01 per share (the "Shares"), of Aristech, which Shares constitute the only issued and outstanding class of capital stock of Aristech;

   THIRD: That Holdings, by resolutions of its Board of Directors duly adopted by unanimous written consent in lieu of a meeting dated as of December 8, 1994, determined to merge and authorized the merger of Holdings with and into Aristech on the conditions set forth in such resolutions. Such resolutions are set forth below and have not been modified or rescinded and remain in full force and effect on the date hereof:

   "WHEREAS, ACC Holdings Corporation ("Holdings") owns one hundred percent (100%) of the issued and outstanding shares of capital stock of Aristech Chemical Corporation, a Delaware corporation ("Aristech"); and

   "WHEREAS, the Board of Directors of Holdings determines it to be advisable to merge Holdings with and into Aristech, with Aristech continuing as the surviving corporation under the laws of the State of Delaware;

   "NOW, THEREFORE, BE IT RESOLVED, that the merger (the "Merger") of Holdings with and into Aristech, with Aristech continuing as the surviving corporation (the "Surviving Corporation") under the laws of the State of Delaware, be, and it hereby is, authorized and approved;

   "FURTHER RESOLVED, that the Merger be submitted to the stockholders of Holdings for approval as required by Section 253(a) of the Delaware General Corporation Law (the "DGCL");

   "FURTHER RESOLVED, that, upon the approval of the Merger by the stockholders of Holdings, the officers of

   Holdings be, and they hereby are, authorized and directed to prepare, execute and cause to be filed with the Secretary of State of the State of Delaware, a Certificate of Ownership and Merger in accordance with Sections 103 and 253 of the DGCL;

   "FURTHER RESOLVED, that the Merger become effective at such time (the "Effective Time") as the Certificate of Ownership and Merger is filed with the Secretary of State of the State of Delaware;

   "FURTHER RESOLVED, that, at the Effective Time, the Surviving Corporation continue its existence under the laws of the State of Delaware;

   "FURTHER RESOLVED, that the Merger shall have the effects specified in
   Section 259 of the DGCL;

   "FURTHER RESOLVED, that, at the Effective Time and without any further action on the part of Aristech or Holdings, Article FOURTH of the Restated Certificate of Incorporation of Aristech as the Surviving Corporation shall be amended in its entirety to read in the form attached hereto as Exhibit A;

   "FURTHER RESOLVED, that, at the Effective Time, by virtue of the Merger and without any further action on the part of the holder thereof:

     "1. Each share of common stock, par value $.01 per share, of Aristech that is issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be canceled and retired without payment of any consideration therefor and shall cease to exist;

     "2. Each share of common stock, par value $.01 per share, of Holdings that is issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and non-assessable share of common stock, par value $.01 per share, of the Surviving Corporation;

     "3. Each share of Series A Convertible PIK Preferred Stock, without par value, of Holdings that is issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and non-assessable share of Series A Convertible PIK Preferred Stock, without par value, of the Surviving Corporation; and


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
     "4. At and after the Effective Time, holders of certificates ("Certificates") which immediately prior to the Effective Time represented issued and outstanding shares of capital stock of Holdings (the "Shares") shall cease to have any rights as stockholders of Holdings, and no transfer of Shares outstanding immediately prior to the Effective Time shall be made on the stock transfer books of the Surviving Corporation or otherwise after the Effective Time. If, after the Effective Time, Certificates formerly representing Shares are presented to the Surviving Corporation, they shall be canceled in accordance with applicable law; and

   "FURTHER RESOLVED, that the officers of Holdings be, and they hereby are, authorized, empowered, and directed, in the name and on behalf of Holdings and under its corporate seal where required, to take such actions, execute such documents, and do such other acts and things as they may determine to be necessary or convenient to carry out the purposes and intent of the foregoing resolutions."

   FOURTH:   That the Merger has been approved by the written consent in lieu of a meeting of at least 90% of the outstanding stock of Holdings entitled to vote thereon in accordance with Sections 253(a) and 228 of the DGCL and the Amended Certificate of Incorporation of Holdings;

   FIFTH: That Article FOURTH of the Restated Certificate of Incorporation of Aristech as the Surviving Corporation following the Merger shall be amended in accordance with Section 253(c) of the DGCL to read in its entirety as set forth in Exhibit A hereto upon the effectiveness of this Certificate of Ownership and Merger; and

   SIXTH: That this Certificate of Ownership and Merger shall become effective upon filing.


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
   IN WITNESS WHEREOF, Holdings has caused this Certificate of Ownership and Merger to be executed by Hajime Koga, its President, and attested by James E. Brumm, its Secretary, this 20th day of December, 1994.

Attest:                                        ACC HOLDINGS CORPORATION, a
                                               Delaware corporation


By: /s/ JAMES E. BRUMM                         By: /s/ HAJIME KOGA
-------------------------                      -------------------------
Name:   James E. Brumm                         Name:   Hajime Koga
Title:  Secretary                              Title:  President


Exhibit A:       Amended Article FOURTH of Restated Certificate of
                 Incorporation of Aristech Chemical Corporation


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
                                                                      Exhibit A


                 Article FOURTH of the Corporation's Restated Certificate of Incorporation is hereby amended to read in its entirety as follows:

                 "FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is One Million Twenty Thousand (1,020,000) shares, which shall be divided into two classes as follows:

                          "A.  Twenty Thousand (20,000) shares of Common Stock,
the par value of each of which shares is One Cent ($.01), amounting in the aggregate to Two Hundred Dollars ($200.00); and

                          "B.  One Million (1,000,000) shares of Preferred
Stock, without par value, all of which shall be shares of Series A Convertible PIK Preferred Stock (hereinafter referred to as "Series A Stock"). The shares of Series A Stock shall have voting powers, full or limited, or no voting powers, and designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as follows:

                                  "1.  Ranking.  The Series A Stock shall rank
senior in right of payment of dividends and upon liquidation, winding up and dissolution (whether voluntary or involuntary) to all classes of the Corporation's Common Stock (as defined below) and to any other series of preferred stock issued by the Corporation that is specifically provided to rank junior to the Series A Stock as to dividends and upon liquidation, winding up and dissolution (collectively referred to with all classes of Common Stock of the Corporation as "Junior Securities"). Each share of the Series A Stock shall rank equally in all respects. "Common Stock" shall mean (except where the context otherwise indicates) the Common Stock of the Corporation, par value $.01 per share, entitling the holders thereof to vote for the election of directors and other matters generally, as constituted on the date hereof, and any shares of capital stock of the Corporation into which such Common Stock may thereafter be changed, and shall also include (i) shares of the Corporations capital stock of any other class (regardless of how denominated) issued to the holders of shares of Common Stock upon any reclassification thereof which is not preferred as to dividends or assets over any other class of shares of the Corporation's capital stock and which is not subject to mandatory redemption and (ii) shares of capital stock of any successor, resulting, surviving or acquiring corporation received by or distributed to the holders of common shares of the Corporation in connection with the merger or consolidation of the Corporation.

                                  "2.  Dividends.  (a) When and as declared by
the Board of Directors of the Corporation, out of funds legally available therefor, the Corporation shall pay dividends to the holders of the Series A Stock as provided in this Section 2.

                                        "(b) Dividends shall be payable on
shares of the Series A Stock quarterly on the first day of March, June, September and December (each, a "Dividend Payment Date"), commencing with the first such Dividend Payment Date following the issuance of such shares, to holders of shares of the Series A Stock of record on the fifteenth day of the month preceding each Dividend Payment Date (each a "Record Date"). Dividends shall accrue from and including the date of issuance, shall be cumulative (whether or not earned or declared) and paid at a rate of ten percent (10%) per annum. All dividends payable before June 1, 1995, shall be paid in additional shares of the Series A Stock (each, a "Stock Dividend") as provided in Section 2 (e) hereof. All dividends payable on or after June 1, 1995, shall be paid in cash out of funds legally available therefor, provided, however, no dividends shall be payable in cash after such date if the same shall be prohibited by the terms of the Merger Credit Agreement (as defined in the Credit Agreement dated as of March 7, 1990 among ACC Holdings Corporation, ACC Middle Corporation, ACC Acquisition Corporation, The Mitsubishi Bank, Limited, The Mitsubishi Trust and Banking Corporation and The Mitsubishi Bank, Limited, as Agent. If any Dividend Payment Date shall not be a Business Day, payment shall be made on the next preceding Business Day. "Business Day" shall mean any day that is not a Saturday, Sunday or a day on which banking institutions in New York, New York are not required to open.

                                        "(c) The Corporation may not declare
any dividends on or make any other distribution in respect of any Junior Securities, other than in additional shares of such Junior Securities, unless all dividends on the Series A Stock have been paid and, to the extent payable in cash, the dividend for the then current quarter has been set aside for payment in case. Whenever dividends on the Series A Stock are in arrears, the Corporation may not declare dividends on or make any other distribution in respect of any other capital stock of the Corporation ranking on a parity, either as to dividends or upon liquidation, winding up or dissolution ("Parity Stock"), with the Series A Stock except dividends paid pro rata so that the amount of dividends declared per share on the Series A Stock and such Parity Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of the Series A Stock and such Parity Stock bear to each other.

                                        "(d) The Corporation may not retire,
redeem, purchase or otherwise acquire any of its Junior Securities unless the shares of Series A Stock have been redeemed or retired in full, provided, however, that the Corporation may repurchase shares of Common Stock as provided with respect to ACC Holdings Corporation Common Stock in the Restated Subscription





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
and Stockholders Agreement among Mitsubishi Corporation ("Mitsubishi"), ACC Holdings Corporation, ACC Middle Corporation, the Corporation, Blackstone Capital Partners L.P. ("Capital Partners"), Blackstone Family Investment Partnership L.P. ("Family Investment" and collectively with Capital Partners, "Blackstone"), Mitsubishi International Corporation and the Management Investors named therein dated as of March 7, 1990 and amended as of January 1, 1992 and January 4, 1993 (the "Stockholders Agreement"). The Corporation may not retire, redeem, purchase or otherwise acquire any of its Parity Stock, except in accordance with the mandatory redemption provisions of such Parity Stock.

                                        "(e) Stock Dividends shall be payable
as follows:   In the event that any dividend shall be payable on shares of the
Series A Stock in additional shares of Series A Stock ("PIK Shares") pursuant to Section 2(b) hereof, each holder of shares of Series A Stock as of the Record Date for determining the holders of shares of Series A Stock entitled to receive such Stock Dividend on the applicable Dividend Payment Date shall be entitled to receive .025 shares of Series A Stock for each share of Series A Stock then held by such holder or such proportionally reduced number of shares for each fractional share of Series A Stock held by such holder.

                                        "(f) All dividends paid hereunder shall
be distributed by first class mail to each holder at the address of such holder on the records of the Corporation.

                                  "3.  Liquidation.  (a) Upon the dissolution,
liquidation or winding up of the Corporation (whether voluntary or involuntary) the holders of the shares of Series A Stock shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders, before any payment or distribution shall be made on any Junior Securities, the amount of $100 per share, plus all accumulated and unpaid dividends to the date of final distribution.

                                        "(b) Neither the sale, lease or
exchange (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Corporation nor the merger or consolidation of the Corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the Corporation shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Section 3.

                                        "(c) After the payment to the holders
of the shares of Series A Stock of the full preferential amounts provided for in this Section 3, the holders of the Series A Stock as such shall have no right or claim to any of the remaining assets of the Corporation.





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
                                        "(d) In the event the assets of the
Corporation available for distribution to the holders of shares of Series A Stock upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to Section 3(a), no such distribution shall be made on account of any Parity Stock unless proportionate amounts are distributed to the holders of the shares of Series A Stock, ratably, in proportion to the full amounts for which holders of shares of Series A Stock and all such Parity Stock are respectively entitled upon such dissolution, liquidation or winding up.

                                  "4.  Redemption Rights.  (a) The Corporation
may, at its option, after March 1, 1995, redeem any or all outstanding shares of Series A Stock, out of funds legally available therefor. Such redemption shall be at a price equal to $100 per share plus an amount equal to all dividends (whether or not earned or declared, including the issuance of Stock Dividends) accrued and unpaid thereon (the "Redemption Price"). All redemptions pursuant to this Section 4(a) shall be accomplished in the manner and with the effect as set forth in this Section 4.

                                        "(b) Notice of every redemption of
Series A Stock pursuant to Section 4(a) shall be given by first class mail or in such other manner as may be prescribed by resolution of the Board of Directors not less than thirty (30) days, nor more than forty-five (45) days prior to the date of redemption (the "Redemption Date") set forth in such notice. Such notice of redemption shall state the Redemption Price, the place at which the shares called for redemption will, upon presentation and surrender of the certificates of stock evidencing such shares, be redeemed, the Redemption Date, the number of shares to be redeemed and, if less than all shares are to be redeemed, the number of shares of each holder to be redeemed r the conversion rights of the shares to be redeemed, the period within which the conversion rights may be exercised and the Conversion Rate (as defined below). Any notice by the Corporation which is distributed as herein provided shall be conclusively presumed to have been duly given, whether or not the holder of Series A Stock receives such notice; and failure to give such notice by mail, or any defect in such notice, to the holders of any shares shall not affect the validity of the proceedings for the redemption of any other shares of Series A Stock. Any partial redemption under this Section 4 shall be made pro-rata based on each holder's percentage ownership of shares of Series A Stock outstanding on the Redemption Date.

                                        "(c) On and after the Redemption Date,
all dividends on the shares of Series A Stock so called for redemption shall cease to accrue and notwithstanding that any





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
certificate for shares of Series A Stock so called for redemption shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding and all rights of the holders thereof as shareholders of the Corporation shall cease and terminate except the right to receive the Redemption Price (unless the Corporation shall fail to make payment of the Redemption Price).

                                        "(d) At any time on or after the
applicable redemption Date, the holders of record of the Series A Stock to be redeemed shall be entitled to receive the Redemption Price upon actual delivery to the principal office of the Corporation, during regular business hours, of certificates for the shares to be redeemed, such certificates, if required, to be duly endorsed to the Corporation or in blank or accompanied by proper instruments of assignment and transfer duly endorsed to the Corporation or in blank and in form satisfactory to the Corporation. In cases where fewer than all shares of Series A Stock represented by such certificates are to be redeemed, a new certificate shall be issued representing the unredeemed shares.

                                  "5.  Redemption by Holders.  (a) Each holder
of shares of Series A Stock may, at any time, after March 1, 2005 until March 1, 2007, require the Corporation to redeem (a "Holder Redemption") any or all shares of Series A Stock held by such holder out of funds legally available therefor. Such Holder Redemption shall be at a price equal to $100 per share plus an amount equal to all dividends (whether or not earned or declared including the issuance of Stock Dividends) accrued and unpaid thereon (the "Holder Redemption Price").

                                        "(b) Any holder of Preferred Stock
requesting a Holder Redemption shall provide written notice addressed to the Corporation not less than thirty (30) days prior to the date of redemption set forth in such notice (the "Holder Redemption Date"). Such notice of a Holder Redemption shall be sent by first class mail to the principal office of the Corporation and shall state the name of such holder, the number of shares of Series A Stock to which such notice applies, the total number of shares of Series A Stock owned by such holder and the Holder Redemption Date.

                                        "(c) On and after a Holder Redemption
Date, all dividends on shares of Series A Stock for which a Holder Redemption has been exercised shall cease to accrue and notwithstanding that any certificate for such shares shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding and all rights of the holders thereof as shareholders of the Corporation shall cease and terminate except the right to receive the Holder Redemption Price (unless the Corporation shall fail to make payment of the Holder Redemption Price).

                                        "(d) On and after the applicable Holder
Redemption Date, the holder requesting such Holder Redemption shall be entitled to receive the Holder Redemption Price upon actual delivery to the principal office of the Corporation, during regular business hours, of certificates for the shares to be redeemed; such certificates, if required, to be duly endorsed to the Corporation or in blank or accompanied by proper instruments of assignment and transfer duly endorsed to the Corporation or in blank and in form satisfactory to the Corporation. In cases where fewer than all shares of Series A Stock represented by such certificates are to be redeemed, a new certificate shall be issued representing the unredeemed shares.

                                  "6.  Conversion Rights.  (a) Subject to and
upon compliance with the provisions of this Section 6, the holders of shares of Series A Stock shall have the right, at their option, to convert any or all such shares into fully paid and nonassessable shares (calculated to the nearest 1/100 of a share) of Common Stock of the Corporation at the rate determined as hereinafter provided. In the case of shares of Series A Stock which have been called for redemption, such conversion right shall expire at 11:00 a.m. New York City time on the Redemption Date or Holder Redemption Date, as the case may be, unless the Corporation shall fail to make payment of the Redemption Price or Holder Redemption Price, as applicable. Such conversion right shall commence on the first to occur of (i) March l, 1995, (ii) a Change in Control (as defined below) of the Corporation, or (iii) the closing of an initial public offering of the Corporation's Common Stock. The aggregate number of shares of Series A Stock outstanding at any time shall, subject to the adjustments provided below, be convertible into 4.053% (the "Conversion Rate") of the Fully-Diluted Common Stock of the Corporation (715.913 shares of Common Stock). "Fully-Diluted Common Stock" shall mean, at any time, 17,663.785 shares of Common Stock which includes all shares of Common Stock outstanding on the initial issuance date of shares of the Series A Stock (9,850 shares), the shares of Common Stock as if all of the 10% Series A Convertible Subordinated Payment-In-Kind Debentures (the "Series A Debentures") and all shares of the Series A Stock had been issued and converted into Common Stock (whether or not issued or converted (6,182.325 shares) and the shares of Common Stock as if all options issuable under the Corporation's Performance Stock Option Plan had been issued and converted into Common Stock (whether or not issued or converted) (1,631.46 shares). The Conversion Rate shall: (w) in the event that more than 200,000 shares of Series A Stock are issued (without giving effect to Stock Dividends), be increased proportionately to the extent and as such additional shares are issued but shall not exceed 7% of the Fully Diluted Common Stock (1,236.465 shares), except in connection with adjustments pursuant to Section 6(e); (x) in the event of a pro rata redemption of the shares of Series A Stock pursuant to either Section 4 or Section 5, be reduced proportionately to the same extent and as the shares of Series A Stock are redeemed; (y) in the event that less than all the shares of Series A Stock are converted pursuant to this Section 6, be reduced proportionately, to the extent and as the shares of Series A Stock are converted and (z) be adjusted as provided in Section 6(e) below. As used in this certificate of Designation, "Change in Control" shall mean the ownership by Mitsubishi, directly or indirectly, of less than 50% of the total voting power entitled to vote in the election of directors of the Corporation.

                                        "(b) If any shares of Series A Stock
are surrendered for conversion subsequent to the Record Date preceding a Dividend Payment Date but on or prior to such Dividend Payment Date (except shares called for redemption on a Redemption Date between such Record Date and Dividend Payment Date), the registered holder of such shares at the close of business on such Record Date shall be entitled to receive the dividend payable on such shares on such Dividend Payment Date notwithstanding the conversion thereof. Except as provided in this Section 6(b), upon conversion of the shares of Series A Stock, a holder shall not receive any cash payment representing accrued and unpaid dividends. The delivery of shares of Common Stock by the Corporation upon conversion of the shares of Series A Stock shall not be deemed to satisfy any accrued and unpaid dividend (whether or not earned or declared, including the issuance of Stock Dividends). No payment or adjustment shall be made by the Corporation upon any conversion of any shares of Series A Stock because any dividends on the Common Stock issued upon such conversion were declared for payment to holders of Common Stock of record as of a date prior to the Conversion Date.

                                        "(c) Any holder of shares of Series A
Stock electing to convert such shares into Common Stock shall surrender the certificate or certificates for such shares at the office of the Corporation during regular business hours, duly endorsed to the Corporation or in blank, or accompanied by instruments of assignment and transfer duly endorsed to the corporation or in blank and in form satisfactory to the Corporation. The Corporation shall, as soon as practicable after such deposit of certificates for shares of Series A Stock, issue and deliver to the holder for whose account such shares were surrendered, or to his nominee, certificates representing the number of shares of Common Stock to which such holder is entitled upon such conversion. In cases where fewer than all shares represented by certificates for shares of Series A Stock are to be converted, a new certificate shall be issued representing the unconverted shares.

                                        "(d) Conversion shall be deemed to have
been made immediately prior to the close of business on the date of surrender of certificates for the shares of Series A Stock to be converted as described in Section 6(c); and the person entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such Common Stock on such date. The corporation shall not be required to deliver certificates for shares of its Common Stock while the stock transfer books for such stock or for the Series A Stock are duly closed for any purpose, but certificates for shares of Common Stock shall be issued and delivered as soon as practicable after the opening of such books.

                                        "(e) The Conversion Rate shall be
adjusted from time to time as follows:

                                        "(1) In case the Corporation shall (i)
pay or make a dividend or other distribution on its Common Stock exclusively in Common Stock or shall pay or make a dividend or other distribution on any other class of capital stock of the Corporation, which dividend or distribution includes Common Stock, (ii) subdivide its outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares or (iv) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the surviving corporation), the Conversion Rate in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification and/or the number and kind of shares of capital stock issuable on such date shall be proportionately adjusted so that a holder of shares of Series A Stock thereafter converted shall be entitled to receive the number of shares of Common Stock which, if such shares of Series A Stock had been converted immediately prior to such date and at a time when the Common Stock transfer books of the Company were open, such holder would have owned upon conversion and been entitled to receive by virtue of such dividend, distribution, subdivision, combination or reclassification. The foregoing adjustment shall be made successively whenever any event listed above shall occur. Any adjustment made pursuant to this Section 6(e)(1) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination or reclassification. If, as a result of an adjustment made pursuant to this Section 6(e)(1), the holder of any shares of Series A Stock thereafter converted shall become entitled to receive two or more classes of capital stock of the Corporation, the Corporation shall determine (as determined by the Board of Directors) the allocation of the Conversion Rate between the classes of capital stock.

                                        "(2) In case the Corporation shall
issue or sell any additional shares of Common Stock for consideration in an amount per share less than the Fair Market

Value per share of the Common Stock on the date of such issuance or sale, then the Conversion Rate shall be adjusted to equal the product obtained by multiplying the Conversion Rate in effect immediately prior to the date of such issuance or sale by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after such issuance or sale and the denominator of which shall be the number of shares outstanding immediately prior to such issuance or sale plus the number of shares of Common Stock which the aggregate offering price of the total number of such additional shares of Common Stock would purchase at the then Fair Market Value. The provisions of this Section 6(e)(2) shall not apply to any issuance of additional shares of Common Stock for which an adjustment is provided under Section 6(e)(1) or to any issuance of additional shares of Common Stock issued upon conversion of any shares of Series A Stock or Series A Debentures or to any issuance of additional shares of Common Stock issued upon conversion of any options issued pursuant to the Performance Stock Option Plan. No adjustment of the Conversion Rate shall be made pursuant to this Section 6(e)(2) upon the issuance of additional shares of Common Stock which are issued pursuant to the exercise of any warrants or purchase rights or pursuant to the exercise of any conversion or exchange rights in any Convertible Securities (as defined below), if any such adjustment shall have been previously made upon the issuance of such warrants, rights or Convertible Securities pursuant to Sections 6(e)(3) through
(5). "Convertible Securities" shall mean evidences of indebtedness, shares of the Corporation's capital stock or other securities that are convertible into or exchangeable, with or without payment of additional consideration in cash or property, for shares of Common Stock, either immediately or upon the occurrence of a specified date or event other than shares of Series A Stock, the Series A Debentures or options issued pursuant to the Corporation's Performance Stock Option Plan. "Fair Market Value" shall mean the midpoint of the range of fair market values of the Corporation, as determined by an independent third-party, chosen by Mitsubishi, the Management Investors holding a majority of the Common Stock held by all the Management Investors and Blackstone or if the Stockholder Agreement is not in effect then "Fair Market Value" shall mean the fair market value of the Corporation as determined by the Board of Directors of the Corporation in good faith as set forth in a resolution of the Board of Directors.

                                        "(3) In case the Corporation shall pay
or make a dividend or other distribution on its Common Stock consisting exclusively of, or shall otherwise issue to all holders of its Common Stock, rights or warrants entitling the holders thereof to subscribe for or purchase additional shares of Common Stock or any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, at a price per share for which Common Stock is issuable upon the exercise of such warrants or rights or upon conversion or exchange of such Convertible Securities that shall be less than the Fair Market Value per share of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights or warrants, the Conversion Rate in effect at the opening of business on the day following the date fixed for such determination shall be adjusted as provided in Section 6(e)(2) on the basis that the maximum number of additional shares of common Stock issuable pursuant to all such warrants or other rights or necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and outstanding and the Corporation shall have received all of the consideration payable therefor, if any, as of the date of the actual issuance of such warrants or other rights. No further adjustments of the Conversion Rate shall made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such warrants or other rights or upon the actual issue of such Common Stock upon such conversion or exchange of such Convertible Securities. The Corporation shall not issue any rights or warrants in respect of shares of Common Stock held in the treasury of the Corporation.

                                        "(4) In case the Corporation shall
issue or sell rights or warrants (other than options issued pursuant to the Performance Stock Option Plan) entitling the holders thereof to subscribe for or purchase additional shares of Common Stock or any Convertible Securities, whether ar not the rights to exchange or convert thereunder are immediately exercisable, at a price per share for which Common Stock is issuable upon the exercise of such warrants or rights or upon conversion or exchange of such Convertible Securities that shall be less than the Fair Market Value per share of the Common Stock on the date of such issuance or sale, the Conversion Rate in effect at the opening of business on the day following the date of such issuance shall be adjusted as provided in Section 6(e)(2) on the basis that the maximum number of additional shares of Common Stock issuable pursuant to all such warrants or other rights or necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and outstanding and the Corporation shall have received all of the consideration payable therefor, if any, as of the date of the actual issuance of such warrants or other rights. No further adjustments of the Conversion Rate shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such warrants or other rights or upon the actual issue of such Common Stock upon such conversion or exchange of such Convertible Securities.

                                        "(5) If at any time the Corporation
shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner issue or sell, any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange shall be less than the Fair Market Value on the date of such issuance or sale, then the Conversion Rate shall be adjusted as provided in Section 6(e)(2) on the basis that the maximum number of additional shares of Common Stock necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and outstanding and the Corporation shall have received all of the consideration payable therefor, if any, as of the date of actual issuance of such Convertible Securities. No adjustment of the Conversion Rate shall be made under this
Section 6(e)(5) upon the issuance of any Convertible Securities which are issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, if an appropriate adjustment shall previously have been made upon the issuance of such warrants or other rights pursuant to Sections 6(e)(3) or 6(e)(4). No further adjustment of the Conversion Rate shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and, if any issue or sale of such Convertible Securities is made upon exercise of any warrant or other right to subscribe for or to purchase or any warrant or other right to purchase any such Convertible Securities for which appropriate adjustments of the Conversion Rate have been or are to be made pursuant to other provisions of this Section 6(e), no further adjustments of the Conversion Rate shall be made by reason of such issue or sale.

                                        "(6) If, at any time after any
adjustment of the Conversion Rate shall have been made pursuant to any of Sections 6(e)(3) through (5) as the result of any issuance of warrants, rights or Convertible Securities,

                                             "(i) such warrants or rights, or
the right of conversion or exchange in such other Convertible Securities, shall expire, and all or a portion of such warrants or rights, or the right of conversion or exchange with respect to all or a portion of such other Convertible Securities, as the case may be, shall not have been exercised, or

                                             "(ii) the consideration per share
for which shares of Common Stock are issuable pursuant to such warrants or rights, or the terms of such other Convertible Securities, shall be increased solely by virtue of provisions therein contained for an automatic increase in such consideration per share upon the occurrence of a specified date or event,

"then such previous adjustment shall be rescinded and annulled and the additional shares of Common Stock which were deemed to have been issued by virtue of the computation made in connection with the adjustment so rescinded and annulled shall no longer be deemed to have been issued by virtue of such computation.

Thereupon, a recomputation shall be made of the effect of such warrants or rights or other Convertible Securities on the basis of

                                             "(x) treating the number of
additional shares of Common Stock or other property, if any, theretofore actually issued or to be issued pursuant to the previous exercise of any such warrants or rights or any such right of conversion or exchange, as having been issued on the date or dates of any such exercise and for the consideration actually received and receivable therefor, and

                                             "(y) treating any such warrants or
rights or any such other Convertible Securities which then remain outstanding as having been granted or issued immediately after the time of such increase, if any, of the consideration per share for which shares of Common Stock or other property are issuable under such warrants or rights or other Convertible Securities; whereupon a new adjustment of the Conversion Rate shall be made, which new adjustment shall supersede the previous adjustment so rescinded and annulled.

                                        "(7) The following provisions shall be
applicable to the making of adjustments of the Conversion Rate provided for in this Section 6(e):

                                             "(i) To the extent that additional
shares of Common Stock or any Convertible Securities or any warrants or other rights to subscribe for or purchase any additional shares of Common Stock or any Convertible Securities shall be issued for cash consideration, the consideration received by the Corporation therefor shall be the amount of the cash received by the Corporation therefor, or, if such additional shares of Common Stock or Convertible Securities are offered by the Corporation for subscription, the subscription price, or, if such additional shares of Common Stock or Convertible Securities are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price (in any such case subtracting any amounts paid or receivable for accrued interest or accrued dividends on such additional shares of Common Stock or Convertible Securities and without reduction for any compensation, discounts or expenses paid or incurred by the Corporation for and in the underwriting of, or otherwise in connection with, the issuance thereof). To the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the amount of such consideration shall be deemed to be the fair value of such consideration at the time of such issuance as determined in good faith by the Board of Directors of the Corporation. In case any additional shares of Common Stock or any Convertible Securities or any warrants or other rights to subscribe for or purchase such additional shares of Common Stock or Convertible Securities shall be issued in connection with any merger in which the Corporation issues any securities, the amount of consideration therefor shall he deemed to be the fair value, as determined in good faith by the Board of Directors of the Corporation, of such portion of the assets and business of the nonsurviving corporation as such Board in good faith shall determine to be attributable to such additional shares of Common Stock, Convertible Securities, warrants, or other rights, as the case may be. The consideration for any additional shares of Common Stock issuable pursuant to any warrants or other rights to subscribe for or purchase the same shall be the consideration received by the Corporation for issuing such warrants or other rights plus the additional consideration payable to the Corporation upon exercise of such warrants or other rights. The consideration for any additional shares of Common Stock issuable pursuant to the terms of any Convertible Securities shall be the consideration received by the Corporation for issuing rights to subscribe for or purchase such Convertible Securities, plus the consideration paid or payable to the Corporation in respect of the subscription for or purchase of such Convertible Securities, plus the additional consideration, if any, payable to the Corporation upon the exercise of the right of conversion or exchange in such Convertible Securities. In case of the issuance at any time of any additional shares of Common Stock or Convertible Securities in payment or satisfaction of any dividends upon any class of stock other than Common Stock, the Corporation shall be deemed to have issued such additional shares of Common Stock or Convertible Securities without consideration.

                                             "(ii) The adjustments required by
this Section 6(e) shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any adjustment of the Conversion Rate that would otherwise be required may be postponed up to, but not beyond, the conversion date (except in the case of a subdivision or combination of shares of the Common Stock, as provided for in Section 6(e)(1)) if such adjustment either by itself or with other adjustments not previously made increases or reduces the Conversion Rate by less than 1% (the "minimum adjustment"). Any adjustment representing a change of less than such minimum adjustment (except as aforesaid) which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 6(e) and not previously made, would result in a minimum adjustment or on the conversion date, whichever is earlier. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

                                        "(8) The Corporation may make such
adjustments to the Conversion Rate, in addition to those required by this
Section 6(e), as it considers to be advisable to ensure that any event treated for federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

                                        "(9) If any event occurs as to which,
in the opinion of the Board of Directors of the Corporation, the provisions of this Section 6(e) are not strictly applicable or if strictly applicable would not fairly protect the rights of the holders in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provision, in accordance with such essential intent and principles, so as to protect such rights as aforesaid, but in no event shall any adjustment have the effect of decreasing the Conversion Rate as otherwise determined pursuant to any of the provisions of this Section 6(e).

                                   "(f) In case of any consolidation of
the Corporation with, or merger of the Corporation with or into, any other person, any merger of another person into the Corporation (other than a merger which does not result in any reclassification, change, conversion, exchange or cancellation of outstanding shares of Common Stock of the Corporation) or any sale or transfer of all or substantially all of the assets of the Corporation, then the person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall make appropriate provisions so that the holder of each share of Series A Stock then outstanding shall have the right thereafter, during the period such shares shall be convertible, to convert such shares only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock of the Corporation into which such shares might have been converted immediately prior to such consolidation, merger, sale or transfer, assuming such holder of Common Stock of the Corporation failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer is not the same for each share of Common Stock of the Corporation held immediately prior to such consolidation, merger, sale or transfer and in respect of which such rights of election shall not have been exercised (a "non-electing share"), then for the purpose of this
Section 6(f) the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares); such provision shall provide for adjustments which, for events subsequent to the effective date of such provision, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6. The provisions of this Section

6(f) shall apply similarly to successive consolidations, mergers, sales or conveyances.

                                   "(g) Any shares of Series A Stock which
shall at any time have been converted shall, after such conversion, have the status of authorized but unissued shares of Series A Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the shares of Series A Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Stock; provided, however, that nothing contained herein shall preclude the Corporation from satisfying its obligations in respect of the conversion of the shares by delivery of purchased shares of Common Stock which are held in the treasury of the Corporation.

                                   "(h) of any shares of Common Stock
required to be reserved for purposes of conversion of shares of Series A Stock hereunder require registration with or approval of any governmental authority before such shares may be issued upon conversion, the Corporation shall endeavor to cause such shares to be duly registered or approved, as the case may be.

                                   "(i) The Corporation shall pay any and
all stamp, documentary, sales or similar taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Series A Stock pursuant hereto. The Corporation shall not, however, be required to pay any such tax which is payable in respect of any transfer involved in the issue or delivery of Common Stock in a name other than that in which the shares of Series A Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid.

                                   "(j) Before taking any action that
would result in the conversion price being less than the then par value of the Common Stock, the Corporation shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at the conversion price.

                                   "(k) Whenever the Conversion Rate is
adjusted as herein provided, the Corporation shall compute promptly the adjusted Conversion Rate and shall prepare promptly a certificate of the Chief Financial Officer of the Corporation setting forth the adjusted Conversion Rate and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be mailed by the Corporation to the holders of the shares of Series A Stock at the last address of each holder which appears in the records of the Corporation.

                                   "(l) In the event:

                                        "(1) the Corporation shall declare a
dividend (or any other distribution) on its Common Stock payable otherwise than exclusively in cash; or

                                        "(2) the Corporation shall authorize
the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class of any other rights or any Convertible Securities; or

                                        "(3) the Corporation shall issue any
Common Stock, Convertible Securities, options, rights or exchangeable securities to persons other than holders of its Common Stock; or

                                        "(4) of any reclassification of the
Common Stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock), or of any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or of the sale or transfer of all or substantially all of the assets of the Corporation or, of the dissolution, liquidation or winding-up of the Corporation; or

                                        "(5) of any Change in Control of the
Corporation; or

                                        "(6) of any initial public offering of
the Common Stock of the Corporation;

"then the corporation shall cause to be mailed to all holders of the shares of Series A Stock at the last address of each holder which appears in the records of the Corporation, at least 20 days (or 10 days in any case specified in clause (1) or (2)) prior to the applicable record or effective date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights, warrants or Convertible Securities, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, and the date on which the holders shall be entitled thereto, or the date of such issuance and briefly indicating the effect of such action on the Common Stock, (ii) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up or (iii) the date on which such Change in Control or initial public offering is to become effective.

                                  "7.  Certain Tax Matters.  (a) If and to the
extent that the Corporation in good faith determines that withholding of United States federal income tax is required in respect of a delivery of PIK Shares to a holder of Series A Stock on a Dividend Payment Date, the Corporation shall on the Record Date next preceding such delivery of PIK Shares, provide written notice to each such holder of Series A Stock stating that a withholding of United States federal income tax is required and the amount of such tax. not later than 12:00 noon (New York City time) on such Dividend Payment Date each such holder shall make a cash payment equal to the amount of such tax to the corporation. The Corporation shall deposit with the Internal Revenue Service at the time and in the manner prescribed in applicable United States Treasury Regulations, the amount of the tax required to be withheld (a "Withholding Tax Payment"). Within three Business Days after making a Withholding Tax Payment, the Corporation shall provide to each such holder written notice of the basis for and the amount of the Withholding Tax Payment, evidence of the Corporation's payment of the Withholding Tax Payment, and any other information or documentation reasonably requested by each such holder. The Corporation shall forward to each such holder any official tax receipts or other documentation with respect to the Withholding Tax Payment as may be issued from time to time by the Internal Revenue Service. The Corporation and the holders of the Series A Stock agree to treat any Withholding Tax Payment made by the Corporation on behalf of any holder as a deduction and withholding of United States federal income tax pursuant to Section 1442 and Sections 1461 through 1464 of the Internal Revenue Code of 1986, as amended. The Corporation shall comply with the provisions of Treasury Regulation Section 1.1461-2, which requires the filing of an annual information return in respect of federal income tax withheld under Section 1442 of the Internal Revenue Code of 1986, as amended, and shall include any Withholding Tax Payments in such returns.

                                        "(b) If and to the extent that the
Corporation in good faith determines that withholding of United States federal income tax is required from any cash payment of dividends on the shares of Series A Stock, the Corporation shall (i) on the Record Date next preceding such cash payment of dividends, provide written notice to the holders of Series A Stock stating that a withholding of United States federal income tax is required, (ii) deduct and withhold the applicable tax from such dividend payment, (iii) pay to the United States Internal Revenue Service in a timely manner the full amount of taxes so deducted and withheld, (iv) provide to the holder of Series A Stock evidence of payment of such taxes, including a statement as to the amount of taxes deducted and withheld, and any other information or documentation reasonably requested by such holder, and (v) forward to such holder any official tax receipts or other documentation with respect to the deducted and withheld taxes as may be issued from time to time by the Internal Revenue Service. The Corporation shall comply with the provisions of Treasury Regulation Section 1.1461-2, which requires the filing of an annual information return in respect of federal income tax withheld under Section 1442 of the Internal Revenue Code of 1986, as amended.

                                  "8.  Tax Forms.  Prior to the first Dividend
Payment Date, each holder of Series A Stock that is not incorporated under the laws of the United states of America or a state thereof shall deliver to the Corporation a duly completed and executed Internal Revenue Service Form W-8, or successor applicable form, statement or certification. In addition, each such holder shall, prior to the first Dividend Payment Date, deliver to the Corporation a duly completed and executed Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, certifying in each case that such holder is eligible for an exemption from or a reduced rate of withholding of United States federal income tax on payments received under the Series A Stock; provided, however, that a holder of Series A Stock shall not be required to provide either such form, unless, in its reasonable opinion, it is eligible and entitled to provide such form. Each holder that delivers to the Corporation a Form W-8 (and, if appropriate, a Form 1001 or 4224) pursuant to the two preceding sentences further undertakes to deliver to the Corporation an additional duly executed and completed Form W-8 (and, if appropriate, an additional Form 1001 or 4224), or other means of certification as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by such holder to the Corporation, unless in any such cases an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any delivery would otherwise be required which renders such form inapplicable or which would prevent such holder from duly completing and delivering any such form with respect to it and such holder advises the Corporation that it is not required or eligible to provide such form.

                                  "9.  Voting Rights.  Except as otherwise
provided by law, the holders of the issued shares of Series A Stock shall not have any voting powers either general or specific.

                                  "10.  Sinking Fund.  The shares of Series A
Stock shall not be entitled to the benefit of any sinking fund.

                                  "11.  Exclusion of Other Rights.  Except as
may otherwise be required by law, the shares of Series A Stock shall not have any preferences or relative, participating, optional or other special rights other than those specifically set forth in this Restated Certificate of Incorporation.

                                  "12.  Headings of Subdivisions.  The headings
of the various subdivisions of this Article FOURTH are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof."

                            CERTIFICATE OF AMENDMENT
                                       OF
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                         ARISTECH CHEMICAL CORPORATION


         Aristech Chemical Corporation, (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST: That at a meeting of the Board of Directors of the Corporation resolutions were duly adopted setting forth a proposed amendment to the Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that it be submitted to the stockholders of the Corporation for approval and adoption. The proposed amendment is as follows:

                 That Article FOURTH of the Corporation's Restated Certificate of Incorporation be amended in its entirety to read as set forth in Exhibit A attached hereto.

         SECOND: That at the Annual Meeting of the Stockholders of the Corporation the said amendment was authorized by the holders of all of the issued and outstanding stock entitled to vote and of all of the Corporation's issued and outstanding Series A Convertible PIK Preferred Stock entitled to vote thereon as a class.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.


         IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Mark K. McNally, its duly authorized officer on this 5th day of March, 1996.


                                               BY: /s/ MARK K. MCNALLY
                                                   ---------------------------
                                                   Corporate Secretary

                                                                       Exhibit A


                 Article FOURTH of the Corporation's Restated Certificate of Incorporation is hereby amended to read in its entirety as follows:

                 "FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is One Million Twenty Thousand (1,020,000) shares, which shall be divided into two classes as follows:

                          "A.  Twenty Thousand (20,000) shares of Common Stock,
the par value of each of which shares is One Cent ($.01), amounting in the aggregate to Two Hundred Dollars ($200.00); and

                          "B.  One Million (1,000,000) shares of Preferred
Stock, without par value, all of which shall be shares of Series A Convertible PIK Preferred Stock (hereinafter referred to as "Series A Stock"). The shares of Series A Stock shall have voting powers, full or limited, or no voting powers, and designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as follows:

                                  "1.  Ranking.  The Series A Stock shall rank
senior in right of payment of dividends and upon liquidation, winding up and dissolution (whether voluntary or involuntary) to all classes of the Corporation's Common Stock (as defined below) and to any other series of preferred stock issued by the Corporation that is specifically provided to rank junior to the Series A Stock as to dividends and upon liquidation, winding up and dissolution (collectively referred to with all classes of Common Stock of the Corporation as "Junior Securities"). Each share of the Series A Stock shall rank equally in all respects. "Common Stock" shall mean (except where the context otherwise indicates) the Common Stock of the Corporation, par value $.01 per share, entitling the holders thereof to vote for the election of directors and other matters generally, as constituted on the date hereof, and any shares of capital stock of the Corporation into which such Common Stock may thereafter be changed, and shall also include (i) shares of the Corporation's capital stock of any other class (regardless of how denominated) issued to the holders of shares of Common Stock upon any reclassification thereof which is not preferred as to dividends or assets over any other class of shares of the Corporation's capital stock and which is not subject to mandatory redemption and (ii) shares of capital stock of any successor, resulting, surviving or acquiring corporation received by or distributed to the holders of common shares of the Corporation in connection with the merger or consolidation of the Corporation.

                                  "2.  Dividends.  (a) When and as declared by
the Board of Directors of the Corporation, out of funds legally available therefor, the Corporation shall pay dividends to the holders of the Series A Stock as provided in this Section 2.

                                        "(b) Dividends shall be payable on
shares of the Series A Stock quarterly on the first day of March, June, September and December (each, a "Dividend Payment Date"), commencing with the first such Dividend Payment Date following the issuance of such shares, to holders of shares of the Series A Stock of record on the fifteenth day of the month preceding each Dividend Payment Date (each a "Record Date"). Dividends shall accrue from and including the date of issuance, shall be cumulative (whether or not earned or declared) and paid at a rate of ten percent (10%) per annum. All dividends payable before June 1, 1995, shall be paid in additional shares of the Series A Stock (each, a "Stock Dividend") as provided in Section 2 (e) hereof. All dividends payable on or after June 1, 1995, shall be paid in cash out of funds legally available therefor, provided, however, no dividends shall be payable in cash after such date if the same shall be prohibited by the terms of the Merger Credit Agreement (as defined in the Credit Agreement dated as of March 7, 1990 among ACC Holdings Corporation, ACC Middle Corporation, ACC Acquisition Corporation, The Mitsubishi Bank, Limited, The Mitsubishi Trust and Banking Corporation and The Mitsubishi Bank, Limited, as Agent. If any Dividend Payment Date shall not be a Business Day, payment shall be made on the next preceding Business Day. "Business Day" shall mean any day that is not a Saturday, Sunday or a day on which banking institutions in New York, New York are not required to open.

                                        "(c) The Corporation may not declare
any dividends on or make any other distribution in respect of any Junior Securities, other than in additional shares of such Junior Securities, unless all dividends on the Series A Stock have been paid and, to the extent payable in cash, the dividend for the then current quarter has been set aside for payment in case. Whenever dividends on the Series A Stock are in arrears, the Corporation may not declare dividends on or make any other distribution in respect of any other capital stock of the Corporation ranking on a parity, either as to dividends or upon liquidation, winding up or dissolution ("Parity Stock"), with the Series A Stock except dividends paid pro rata so that the amount of dividends declared per share on the Series A Stock and such Parity Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of the Series A Stock and such Parity Stock bear to each other.

                                        "(d) The Corporation may not retire,
redeem, purchase or otherwise acquire any of its Junior Securities unless the shares of Series A Stock have been redeemed or retired in full, provided, however, that the Corporation may repurchase shares of Common Stock as provided with respect to ACC Holdings Corporation Common Stock in the Restated Subscription and Stockholders Agreement among Mitsubishi Corporation ("Mitsubishi"), ACC Holdings Corporation, ACC Middle Corporation, the Corporation, Blackstone Capital Partners L.P. ("Capital Partners"), Blackstone Family Investment Partnership L.P. ("Family Investment" and collectively with Capital Partners, "Blackstone"), Mitsubishi International Corporation and the Management Investors named therein dated as of March 7, 1990 and amended as of January 1, 1992 and January 4, 1993 (the "Stockholders Agreement"). The Corporation may not retire, redeem, purchase or otherwise acquire any of its Parity Stock, except in accordance with the mandatory redemption provisions of such Parity Stock.

                                        "(e) Stock Dividends shall be payable
as follows:   In the event that any dividend shall be payable on shares of the
Series A Stock in additional shares of Series A Stock ("PIK Shares") pursuant to Section 2(b) hereof, each holder of shares of Series A Stock as of the Record Date for determining the holders of shares of Series A Stock entitled to receive such Stock Dividend on the applicable Dividend Payment Date shall be entitled to receive .025 shares of Series A Stock for each share of Series A Stock then held by such holder or such proportionally reduced number of shares for each fractional share of Series A Stock held by such holder.

                                        "(f) All dividends paid hereunder shall
be distributed by first class mail to each holder at the address of such holder on the records of the Corporation.

                                  "3.  Liquidation.  (a) Upon the dissolution,
liquidation or winding up of the Corporation (whether voluntary or involuntary) the holders of the shares of Series A Stock shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders, before any payment or distribution shall be made on any Junior Securities, the amount of $100 per share, plus all accumulated and unpaid dividends to the date of final distribution.

                                        "(b) Neither the sale, lease or
exchange (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Corporation nor the merger or consolidation of the Corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the Corporation shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Section 3.

                                        "(c) After the payment to the holders
of the shares of Series A Stock of the full preferential amounts provided for in this Section 3, the holders of the Series A Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

                                        "(d) In the event the assets of the
Corporation available for distribution to the holders of shares of Series A Stock upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to Section 3(a), no such distribution shall be made on account of any Parity Stock unless proportionate amounts are distributed to the holders of the shares of Series A Stock, ratably, in proportion to the full amounts for which holders of shares of Series A Stock and all such Parity Stock are respectively entitled upon such dissolution, liquidation or winding up.

                                  "4.  Redemption Rights.  (a) The Corporation
may, at its option, after March 1, 1995, redeem any or all outstanding shares of Series A Stock, out of funds legally available therefor. Such redemption shall be at a price equal to $100 per share plus an amount equal to all dividends (whether or not earned or declared, including the issuance of Stock Dividends) accrued and unpaid thereon (the "Redemption Price"). All redemptions pursuant to this Section 4(a) shall be accomplished in the manner and with the effect as set forth in this Section 4.

                                        "(b) Notice of every redemption of
Series A Stock pursuant to Section 4(a) shall be given by first class mail or in such other manner as may be prescribed by resolution of the Board of Directors not less than thirty (30) days, nor more than forty-five (45) days prior to the date of redemption (the "Redemption Date") set forth in such notice. Such notice of redemption shall state the Redemption Price, the place at which the shares called for redemption will, upon presentation and surrender of the certificates of stock evidencing such shares, be redeemed, the Redemption Date, the number of shares to be redeemed and, if less than all shares are to be redeemed, the number of shares of each holder to be redeemed, the conversion rights of the shares to be redeemed, the period within which the conversion rights may be exercised and the Conversion Rate (as defined below). Any notice by the Corporation which is distributed as herein provided shall be conclusively presumed to have been duly given, whether or not the holder of Series A Stock receives such notice; and failure to give such notice by mail, or any defect in such notice, to the holders of any shares shall not affect the validity of the proceedings for the redemption of any other shares of Series A Stock. Any partial redemption under this Section 4 shall be made pro-rata based on each holder's percentage ownership of shares of Series A Stock outstanding on the Redemption Date.

                                        "(c) On and after the Redemption Date,
all dividends on the shares of Series A Stock so called for redemption shall cease to accrue and notwithstanding that any certificate for shares of Series A Stock so called for redemption shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding and all rights of the holders thereof as shareholders of the Corporation shall cease and terminate except the right to receive the Redemption Price (unless the Corporation shall fail to make payment of the Redemption Price).

                                        "(d) At any time on or after the
applicable Redemption Date, the holders of record of the Series A Stock to be redeemed shall be entitled to receive the Redemption Price upon actual delivery to the principal office of the Corporation, during regular business hours, of certificates for the shares to be redeemed, such certificates, if required, to be duly endorsed to the Corporation or in blank or accompanied by proper instruments of assignment and transfer duly endorsed to the Corporation or in blank and in form satisfactory to the Corporation. In cases where fewer than all shares of Series A Stock represented by such certificates are to be redeemed, a new certificate shall be issued representing the unredeemed shares.

                                  "5.  Redemption by Holders.  (a) Each holder
of shares of Series A Stock may, at any time, after March 1, 2005 until March 1, 2007, require the Corporation to redeem (a "Holder Redemption") any or all shares of Series A Stock held by such holder out of funds legally available therefor. Such Holder Redemption shall be at a price equal to $100 per share plus an amount equal to all dividends (whether or not earned or declared including the issuance of Stock Dividends) accrued and unpaid thereon (the "Holder Redemption Price").

                                        "(b) Any holder of Preferred Stock
requesting a Holder Redemption shall provide written notice addressed to the Corporation not less than thirty (30) days prior to the date of redemption set forth in such notice (the "Holder Redemption Date"). Such notice of a Holder Redemption shall be sent by first class mail to the principal office of the Corporation and shall state the name of such holder, the number of shares of Series A Stock to which such notice applies, the total number of shares of Series A Stock owned by such holder and the Holder Redemption Date.

                                        "(c) On and after a Holder Redemption
Date, all dividends on shares of Series A Stock for which a Holder Redemption has been exercised shall cease to accrue and notwithstanding that any certificate for such shares shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding and all rights of the holders thereof as shareholders of the Corporation shall cease and terminate except the right to receive the Holder Redemption Price (unless the Corporation shall fail to make payment of the Holder Redemption Price).

                                        "(d) On and after the applicable Holder
Redemption Date, the holder requesting such Holder Redemption shall be entitled to receive the Holder Redemption Price upon actual delivery to the principal office of the Corporation, during regular business hours, of certificates for the shares to be redeemed; such certificates, if required, to be duly endorsed to the Corporation or in blank or accompanied by proper instruments of assignment and transfer duly endorsed to the Corporation or in blank and in form satisfactory to the Corporation. In cases where fewer than all shares of Series A Stock represented by such certificates are to be redeemed, a new certificate shall be issued representing the unredeemed shares.

                                  "6.  Conversion Rights.  (a) Subject to and
upon compliance with the provisions of this Section 6, the holders of shares of Series A Stock shall have the right, at their option, to convert any or all such shares into fully paid and non-assessable shares (calculated to the nearest 1/100 of a share) of Common Stock of the Corporation at the rate determined as hereinafter provided. In the case of shares of Series A Stock which have been called for redemption, such conversion right shall expire at 11:00 a.m. New York City time on the Redemption Date or Holder Redemption Date, as the case may be, unless the Corporation shall fail to make payment of the Redemption Price or Holder Redemption Price, as applicable. Such conversion right shall commence on the first to occur of (i) March 1, 1995,
(ii) a Change in Control (as defined below) of the Corporation, or (iii) the closing of an initial public offering of the Corporation's Common Stock. The aggregate number of shares of Series A Stock shall, subject to the adjustments provided below, be convertible into 4.053% (the "Conversion Rate") of the Fully-Diluted Common Stock of the Corporation (715.913 shares of Common Stock). "Fully-Diluted Common Stock" shall mean, at any time, 17,663.785 shares of Common Stock which includes all shares of Common Stock outstanding on the initial issuance date of shares of the Series A Stock (9,850 shares), the shares of Common Stock as if all of the 10% Series A Convertible Subordinated Payment-In-Kind Debentures (the "Series A Debentures") and all shares of the Series A Stock had been issued and converted into Common Stock (whether or not issued or converted) (6,182.325 shares) and the shares of Common Stock as if all options issuable under the Corporation's Performance Stock Option Plan had been issued and converted into Common Stock (whether or not issued or converted) (1,631.46 shares). The Conversion Rate shall: (w) in the event that more than 200,000 shares of Series A Stock are issued (without giving effect to Stock Dividends), be increased proportionately to the extent and as such additional shares are issued but shall not exceed 7% of the Fully Diluted Common Stock

(1,236.465 shares), except in connection with adjustments pursuant to Section 6(e); (x) in the event of a pro rata redemption of the shares of Series A Stock pursuant to either Section 4 or Section 5, or in the event that at any time subsequent to the initial issuance of shares of Series A Stock, the Corporation shall otherwise acquire shares of Series A Stock, be reduced proportionately to the extent and as the shares of Series A Stock are redeemed or otherwise acquired by the Corporation; (y) in the event that less than all the shares of Series A Stock are converted pursuant to this Section 6, be reduced proportionately, to the extent and as the shares of Series A Stock are converted and (z) be adjusted as provided in Section 6(e) below. As used in this Certificate of Designation, "Change in Control" shall mean the ownership by Mitsubishi, directly or indirectly, of less than 50% of the total voting power entitled to vote in the election of directors of the Corporation.

                                        "(b) If any shares of Series A Stock
are surrendered for conversion subsequent to the Record Date preceding a Dividend Payment Date but on or prior to such Dividend Payment Date (except shares called for redemption on a Redemption Date between such Record Date and Dividend Payment Date), the registered holder of such shares at the close of business on such Record Date shall be entitled to receive the dividend payable on such shares on such Dividend Payment Date notwithstanding the conversion thereof. Except as provided in this Section 6(b), upon conversion of the shares of Series A Stock, a holder shall not receive any cash payment representing accrued and unpaid dividends. The delivery of shares of Common Stock by the Corporation upon conversion of the shares of Series A Stock shall not be deemed to satisfy any accrued and unpaid dividend (whether or not earned or declared, including the issuance of Stock Dividends). No payment or adjustment shall be made by the Corporation upon any conversion of any shares of Series A Stock because any dividends on the Common Stock issued upon such conversion were declared for payment to holders of Common Stock of record as of a date prior to the Conversion Date.

                                        "(c) Any holder of shares of Series A
Stock electing to convert such shares into Common Stock shall surrender the certificate or certificates for such shares at the office of the Corporation during regular business hours, duly endorsed to the Corporation or in blank, or accompanied by instruments of assignment and transfer duly endorsed to the Corporation or in blank and in form satisfactory to the Corporation. The Corporation shall, as soon as practicable after such deposit of certificates for shares of Series A Stock, issue and deliver to the holder for whose account such shares were surrendered, or to his nominee, certificates representing the number of shares of Common Stock to which such holder is entitled upon such conversion. In cases where fewer than all shares represented by certificates for shares of Series A Stock are to be converted, a new certificate shall be issued representing the unconverted shares.

                                        "(d) Conversion shall be deemed to have
been made immediately prior to the close of business on the date of surrender of certificates for the shares of Series A Stock to be converted as described in Section 6(c); and the person entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such Common Stock on such date. The Corporation shall not be required to deliver certificates for shares of its Common Stock while the stock transfer books for such stock or for the Series A Stock are duly closed for any purpose, but certificates for shares of Common Stock shall be issued and delivered as soon as practicable after the opening of such books.

                                        "(e) The Conversion Rate shall be
adjusted from time to time as follows:

                                             "(1) In case the Corporation shall
(i) pay or make a dividend or other distribution on its Common Stock exclusively in Common Stock or shall pay or make a dividend or other distribution on any other class of capital stock of the Corporation, which dividend or distribution includes Common Stock, (ii) subdivide its outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares or (iv) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the surviving corporation), the Conversion Rate in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification and/or the number and kind of shares of capital stock issuable on such date shall be proportionately adjusted so that a holder of shares of Series A Stock thereafter converted shall be entitled to receive the number of shares of Common Stock which, if such shares of Series A Stock had been converted immediately prior to such date and at a time when the Common Stock transfer books of the Company were open, such holder would have owned upon conversion and been entitled to receive by virtue of such dividend, distribution, subdivision, combination or reclassification. The foregoing adjustment shall be made successively whenever any event listed above shall occur. Any adjustment made pursuant to this Section 6(e)(1) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination or reclassification. If, as a result of an adjustment made pursuant to this
Section 6(e)(1), the holder of any shares of Series A Stock thereafter converted shall become entitled to receive two or more classes of capital stock of the Corporation, the Corporation shall determine (as determined by the Board of Directors) the allocation of the Conversion Rate between the classes of capital stock.

                                             "(2) In case the Corporation shall
issue or sell any additional shares of Common Stock for consideration in an amount per share less than the Fair Market Value per share of the Common Stock on the date of such issuance or sale, then the Conversion Rate shall be adjusted to equal the product obtained by multiplying the Conversion Rate in effect immediately prior to the date of such issuance or sale by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after such issuance or sale and the denominator of which shall be the number of shares outstanding immediately prior to such issuance or sale plus the number of shares of Common Stock which the aggregate offering price of the total number of such additional shares of Common Stock would purchase at the then Fair Market Value. The provisions of this Section 6(e)(2) shall not apply to any issuance of additional shares of Common Stock for which an adjustment is provided under Section 6(e)(1) or to any issuance of additional shares of Common Stock issued upon conversion of any shares of Series A Stock or Series A Debentures or to any issuance of additional shares of Common Stock issued upon conversion of any options issued pursuant to the Performance Stock Option Plan. No adjustment of the Conversion Rate shall be made pursuant to this Section 6(e)(2) upon the issuance of additional shares of Common Stock which are issued pursuant to the exercise of any warrants or purchase rights or pursuant to the exercise of any conversion or exchange rights in any Convertible Securities (as defined below), if any such adjustment shall have been previously made upon the issuance of such warrants, rights or Convertible Securities pursuant to Sections 6(e)(3) through (5). "Convertible Securities" shall mean evidences of indebtedness, shares of the Corporation's capital stock or other securities that are convertible into or exchangeable, with or without payment of additional consideration in cash or property, for shares of Common Stock, either immediately or upon the occurrence of a specified date or event other than shares of Series A Stock, the Series A Debentures or options issued pursuant to the Corporation's Performance Stock Option Plan. "Fair Market Value" shall mean the midpoint of the range of fair market values of the Corporation, as determined by an independent third party, chosen by Mitsubishi, the Management Investors holding a majority of the Common Stock held by all the Management Investors and Blackstone or if the Stockholder Agreement is not in effect then "Fair Market Value" shall mean the fair market value of the Corporation as determined by the Board of Directors of the Corporation in good faith as set forth in a resolution of the Board of Directors.

                                        "(3) In case the Corporation shall pay
or make a dividend or other distribution on its Common Stock consisting exclusively of, or shall otherwise issue to all holders of its Common Stock, rights or warrants entitling the holders thereof to subscribe for or purchase additional shares of Common Stock or any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, at a price per share for which Common Stock is issuable upon the exercise of such warrants or rights or upon conversion or exchange of such Convertible Securities that shall be less than the Fair Market Value per share of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights or warrants, the Conversion Rate in effect at the opening of business on the day following the date fixed for such determination shall be adjusted as provided in Section 6(e)(2) on the basis that the maximum number of additional shares of Common Stock issuable pursuant to all such warrants or other rights or necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and outstanding and the Corporation shall have received all of the consideration payable therefor, if any, as of the date of the actual issuance of such warrants or other rights. No further adjustments of the Conversion Rate shall made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such warrants or other rights or upon the actual issue of such Common Stock upon such conversion or exchange of such Convertible Securities. The Corporation shall not issue any rights or warrants in respect of shares of Common Stock held in the treasury of the Corporation.

                                        "(4) In case the Corporation shall
issue or sell rights or warrants (other than options issued pursuant to the Performance Stock Option Plan) entitling the holders thereof to subscribe for or purchase additional shares of Common Stock or any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, at a price per share for which Common Stock is issuable upon the exercise of such warrants or rights or upon conversion or exchange of such Convertible Securities that shall be less than the Fair Market Value per share of the Common Stock on the date of such issuance or sale, the Conversion Rate in effect at the opening of business on the day following the date of such issuance shall be adjusted as provided in Section 6(e)(2) on the basis that the maximum number of additional shares of Common Stock issuable pursuant to all such warrants or other rights or necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and outstanding and the Corporation shall have received all of the consideration payable therefor, if any, as of the date of the actual issuance of such warrants or other rights. No further adjustments of the Conversion Rate shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such warrants or other rights or upon the actual issue of such Common Stock upon such conversion or exchange of such Convertible Securities.

                                        "(5) If at any time the Corporation
shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner issue or sell, any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange shall be less than the Fair Market Value on the date of such issuance or sale, then the Conversion Rate shall be adjusted as provided in Section 6(e)(2) on the basis that the maximum number of additional shares of Common Stock necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and outstanding and the Corporation shall have received all of the consideration payable therefor, if any, as of the date of actual issuance of such Convertible Securities. No adjustment of the Conversion Rate shall be made under this Section 6(e)(5) upon the issuance of any Convertible Securities which are issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, if an appropriate adjustment shall previously have been made upon the issuance of such warrants or other rights pursuant to Sections 6(e)(3) or 6(e)(4). No further adjustment of the Conversion Rate shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and, if any issue or sale of such Convertible Securities is made upon exercise of any warrant or other right to subscribe for or to purchase or any warrant or other right to purchase any such Convertible Securities for which appropriate adjustments of the Conversion Rate have been or are to be made pursuant to other provisions of this Section 6(e), no further adjustments of the Conversion Rate shall be made by reason of such issue or sale.

                                        "(6) If, at any time after any
adjustment of the Conversion Rate shall have been made pursuant to any of Sections 6(e)(3) through (5) as the result of any issuance of warrants, rights or Convertible Securities,

                                             "(i) such warrants or rights, or
the right of conversion or exchange in such other Convertible Securities, shall expire, and all or a portion of such warrants or rights, or the right of conversion or exchange with respect to all or a portion of such other Convertible Securities, as the case may be, shall not have been exercised, or

                                             "(ii) the consideration per share
for which shares of Common Stock are issuable pursuant to such warrants or rights, or the terms of such other Convertible Securities, shall be increased solely by virtue of provisions therein contained for an automatic increase in such consideration per share upon the occurrence of a specified date or event,

"then such previous adjustment shall be rescinded and annulled and the additional shares of Common Stock which were deemed to have been issued by virtue of the computation made in connection with the adjustment so rescinded and annulled shall no longer be deemed to have been issued by virtue of such computation. Thereupon, a recomputation shall be made of the effect of such warrants or rights or other Convertible Securities on the basis of

                                        "(x) treating the number of additional
shares of Common Stock or other property, if any, theretofore actually issued or to be issued pursuant to the previous exercise of any such warrants or rights or any such right of conversion or exchange, as having been issued on the date or dates of any such exercise and for the consideration actually received and receivable therefor, and

                                        "(y) treating any such warrants or
rights or any such other Convertible Securities which then remain outstanding as having been granted or issued immediately after the time of such increase, if any, of the consideration per share for which shares of Common Stock or other property are issuable under such warrants or rights or other Convertible Securities; whereupon a new adjustment of the Conversion Rate shall be made, which new adjustment shall supersede the previous adjustment so rescinded and annulled.

                                        "(7) The following provisions shall be
applicable to the making of adjustments of the Conversion Rate provided for in this Section 6(e):

                                             "(i) To the extent that additional
shares of Common Stock or any Convertible Securities or any warrants or other rights to subscribe for or purchase any additional shares of Common Stock or any Convertible Securities shall be issued for cash consideration, the consideration received by the Corporation therefor shall be the amount of the cash received by the Corporation therefor, or, if such additional shares of Common Stock or Convertible Securities are offered by the Corporation for subscription, the subscription price, or, if such additional shares of Common Stock or Convertible Securities are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price (in any such case subtracting any amounts paid or receivable for accrued interest or accrued dividends on such additional shares of Common Stock or Convertible Securities and without reduction for any compensation, discounts or expenses paid or incurred by the Corporation for and in the underwriting of, or otherwise in connection with, the issuance thereof). To the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the amount of such consideration shall be deemed to be the fair value of such consideration at the time of such issuance as determined in good faith by the Board of Directors of the Corporation. In case any additional shares of Common Stock or any Convertible Securities or any warrants or other rights to subscribe for or purchase such additional shares of Common Stock or Convertible Securities shall be issued in connection with any merger in which the Corporation issues any securities, the amount of consideration therefor shall he deemed to be the fair value, as determined in good faith by the Board of Directors of the Corporation, of such portion of the assets and business of the nonsurviving corporation as such Board in good faith shall determine to be attributable to such additional shares of Common Stock, Convertible Securities, warrants, or other rights, as the case may be. The consideration for any additional shares of Common Stock issuable pursuant to any warrants or other rights to subscribe for or purchase the same shall be the consideration received by the Corporation for issuing such warrants or other rights plus the additional consideration payable to the Corporation upon exercise of such warrants or other rights. The consideration for any additional shares of Common Stock issuable pursuant to the terms of any Convertible Securities shall be the consideration received by the Corporation for issuing rights to subscribe for or purchase such Convertible Securities, plus the consideration paid or payable to the Corporation in respect of the subscription for or purchase of such Convertible Securities, plus the additional consideration, if any, payable to the Corporation upon the exercise of the right of conversion or exchange in such Convertible Securities. In case of the issuance at any time of any additional shares of Common Stock or Convertible Securities in payment or satisfaction of any dividends upon any class of stock other than Common Stock, the Corporation shall be deemed to have issued such additional shares of Common Stock or Convertible Securities without consideration.

                                             "(ii) The adjustments required by
this Section 6(e) shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any adjustment of the Conversion Rate that would otherwise be required may be postponed up to, but not beyond, the conversion date (except in the case of a subdivision or combination of shares of the Common Stock, as provided for in Section 6(e)(1)) if such adjustment either by itself or with other adjustments not previously made increases or reduces the Conversion Rate by less than 1% (the "minimum adjustment"). Any adjustment representing a change of less than such minimum adjustment (except as aforesaid) which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 6(e) and not previously made, would result in a minimum adjustment or on the conversion date, whichever is earlier. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

                                        "(8) The Corporation may make such
adjustments to the Conversion Rate, in addition to those required by this
Section 6(e), as it considers to be advisable to ensure that any event treated for federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

                                        "(9) If any event occurs as to which,
in the opinion of the Board of Directors of the Corporation, the provisions of this Section 6(e) are not strictly applicable or if strictly applicable would not fairly protect the rights of the holders in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provision, in accordance with such essential intent and principles, so as to protect such rights as aforesaid, but in no event shall any adjustment have the effect of decreasing the Conversion Rate as otherwise determined pursuant to any of the provisions of this Section 6(e).

                                   "(f) In case of any consolidation of
the Corporation with, or merger of the Corporation with or into, any other person, any merger of another person into the Corporation (other than a merger which does not result in any reclassification, change, conversion, exchange or cancellation of outstanding shares of Common Stock of the Corporation) or any sale or transfer of all or substantially all of the assets of the Corporation, then the person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall make appropriate provisions so that the holder of each share of Series A Stock then outstanding shall have the right thereafter, during the period such shares shall be convertible, to convert such shares only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock of the Corporation into which such shares might have been converted immediately prior to such consolidation, merger, sale or transfer, assuming such holder of Common Stock of the Corporation failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer is not the same for each share of Common Stock of the Corporation held immediately prior to such consolidation, merger, sale or transfer and in respect of which such rights of election shall not have been exercised (a "non-electing share"), then for the purpose of this
Section 6(f)
the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the nonelecting shares); such provision shall provide for adjustments which, for events subsequent to the effective date of such provision, shall be as nearly equivalent as may be practicable to the adjustments provided for in this
Section 6. The provisions of this Section 6(f) shall apply similarly to successive consolidations, mergers, sales or conveyances.

                                   "(g) Any shares of Series A Stock which
shall at any time have been converted shall, after such conversion, have the status of authorized but unissued shares of Series A Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the shares of Series A Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Stock; provided, however, that nothing contained herein shall preclude the Corporation from satisfying its obligations in respect of the conversion of the shares by delivery of purchased shares of Common Stock which are held in the treasury of the Corporation.

                                   "(h) if any shares of Common Stock
required to be reserved for purposes of conversion of shares of Series A Stock hereunder require registration with or approval of any governmental authority before such shares may be issued upon conversion, the Corporation shall endeavor to cause such shares to be duly registered or approved, as the case may be.

                                   "(i) The Corporation shall pay any and
all stamp, documentary, sales or similar taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Series A Stock pursuant hereto. The Corporation shall not, however, be required to pay any such tax which is payable in respect of any transfer involved in the issue or delivery of Common Stock in a name other than that in which the shares of Series A Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid.

                                   "(j) Before taking any action that
would result in the conversion price being less than the then par value of the Common Stock, the Corporation shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at the conversion price.

                                   "(k) Whenever the Conversion Rate is
adjusted as herein provided, the Corporation shall compute promptly the adjusted Conversion Rate and shall prepare promptly a certificate of the Chief Financial Officer of the Corporation setting forth the adjusted Conversion Rate and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be mailed by the Corporation to the holders of the shares of Series A Stock at the last address of each holder which appears in the records of the Corporation.

                                   "(l) In the event:

                                        "(1) the Corporation shall declare a
dividend (or any other distribution) on its Common Stock payable otherwise than exclusively in cash; or

                                        "(2) the Corporation shall authorize
the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class of any other rights or any Convertible Securities; or

                                        "(3) the Corporation shall issue any
Common Stock, Convertible Securities, options, rights or exchangeable securities to persons other than holders of its Common Stock; or

                                        "(4) of any reclassification of the
Common Stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock), or of any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or of the sale or transfer of all or substantially all of the assets of the Corporation or, of the dissolution, liquidation or winding-up of the Corporation; or

                                        "(5) of any Change in Control of the
Corporation; or

                                        "(6) of any initial public offering of
the Common Stock of the Corporation;

"then the Corporation shall cause to be mailed to all holders of the shares of Series A Stock at the last address of each holder which appears in the records of the Corporation, at least 20 days (or 10 days in any case specified in clause (1) or (2)) prior to the applicable record or effective date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights, warrants or Convertible Securities, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, and the date on which the holders shall be entitled thereto, or the date of such issuance and briefly indicating the effect of such action on the Common Stock, (ii) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up or (iii) the date on which such Change in Control or initial public offering is to become effective.

                                  "7.  Certain Tax Matters.  (a) If and to the
extent that the Corporation in good faith determines that withholding of United States federal income tax is required in respect of a delivery of PIK Shares to a holder of Series A Stock on a Dividend Payment Date, the Corporation shall on the Record Date next preceding such delivery of PIK Shares, provide written notice to each such holder of Series A Stock stating that a withholding of United States federal income tax is required and the amount of such tax, not later than 12:00 noon (New York City time) on such Dividend Payment Date each such holder shall make a cash payment equal to the amount of such tax to the Corporation. The Corporation shall deposit with the Internal Revenue Service at the time and in the manner prescribed in applicable United States Treasury Regulations, the amount of the tax required to be withheld (a "Withholding Tax Payment"). Within three Business Days after making a Withholding Tax Payment, the Corporation shall provide to each such holder written notice of the basis for and the amount of the Withholding Tax Payment, evidence of the Corporation's payment of the Withholding Tax Payment, and any other information or documentation reasonably requested by each such holder. The Corporation shall forward to each such holder any official tax receipts or other documentation with respect to the Withholding Tax Payment as may be issued from time to time by the Internal Revenue Service. The Corporation and the holders of the Series A Stock agree to treat any Withholding Tax Payment made by the Corporation on behalf of any holder as a deduction and withholding of United States federal income tax pursuant to Section 1442 and Sections 1461 through 1464 of the Internal Revenue Code of 1986, as amended. The Corporation shall comply with the provisions of Treasury Regulation Section 1.1461-2, which requires the filing of an annual information return in respect of federal income tax withheld under Section 1442 of the Internal Revenue Code of 1986, as amended, and shall include any Withholding Tax Payments in such returns.

                                        "(b) If and to the extent that the
Corporation in good faith determines that withholding of United States federal income tax is required from any cash payment of dividends on the shares of Series A Stock, the Corporation shall (i) on the Record Date next preceding such cash payment of dividends, provide written notice to the holders of Series A Stock stating that a withholding of United States federal income tax is required, (ii) deduct and withhold the applicable tax from such dividend payment, (iii) pay to the United States Internal Revenue Service in a timely manner the full amount of taxes so deducted and withheld,
(iv) provide to the holder of Series A Stock evidence of payment of such taxes, including a statement as to the amount of taxes deducted and withheld, and any other information or documentation reasonably requested by such holder, and (v) forward to such holder any official tax receipts or other documentation with respect to the deducted and withheld taxes as may be issued from time to time by the Internal Revenue Service. The Corporation shall comply with the provisions of Treasury Regulation Section 1.1461-2, which requires the filing of an annual information return in respect of federal income tax withheld under
Section 1442 of the Internal Revenue Code of 1986, as amended.

                                  "8.  Tax Forms.  Prior to the first Dividend
Payment Date, each holder of Series A Stock that is not incorporated under the laws of the United States of America or a state thereof shall deliver to the Corporation a duly completed and executed Internal Revenue Service Form W-8, or successor applicable form, statement or certification. In addition, each such holder shall, prior to the first Dividend Payment Date, deliver to the Corporation a duly completed and executed Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, certifying in each case that such holder is eligible for an exemption from or a reduced rate of withholding of United States federal income tax on payments received under the Series A Stock; provided, however, that a holder of Series A Stock shall not be required to provide either such form, unless, in its reasonable opinion, it is eligible and entitled to provide such form. Each holder that delivers to the Corporation a Form W-8 (and, if appropriate, a Form 1001 or 4224) pursuant to the two preceding sentences further undertakes to deliver to the Corporation an additional duly executed and completed Form W-8 (and, if appropriate, an additional Form 1001 or 4224), or other means of certification as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by such holder to the Corporation, unless in any such cases an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any delivery would otherwise be required which renders such form inapplicable or which would prevent such holder from duly completing and delivering any such form with respect to it and such holder advises the Corporation that it is not required or eligible to provide such form.

                                  "9.  Voting Rights.  Except as otherwise
provided by law, the holders of the issued shares of Series A Stock shall not have any voting powers either general or specific.

                                  "10.  Sinking Fund.  The shares of Series A
Stock shall not be entitled to the benefit of any sinking fund.

                                  "11.  Exclusion of Other Rights.  Except as
may otherwise be required by law, the shares of Series A Stock shall not have any preferences or relative, participating, optional or other special rights other than those specifically set forth in this Restated Certificate of Incorporation.

                                  "12.  Headings of Subdivisions.  The headings
of the various subdivisions of this Article FOURTH are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof."